Exhibit 5.1(a)


(415) 983-1000

                                  June 3, 1998


Providian Financial Corporation
201 Mission Street
San Francisco, CA 94105

Ladies and Gentlemen:

         This opinion is being delivered in connection with the proposed issuance and sale by Providian Financial Corporation, a Delaware corporation ("Providian"), of (a) shares of its common stock, $0.01 par value per share ("Common Stock"), (b) shares of its preferred stock, $0.01 par value per share ("Preferred Stock"), in one or more series, (c) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Stock ("Depositary Shares"), (d) unsecured senior or subordinated debt securities of Providian ("Debt Securities"), (e) options, warrants and other rights to purchase shares of Common Stock ("Common Stock Warrants") or shares of Preferred Stock ("Preferred Stock Warrants"), (f) options, warrants and other rights to purchase shares of capital stock or debt of another corporation or entity ("Third Party Warrants"), (g) options, warrants and other rights to purchase Debt Securities ("Debt Warrants"), (h) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock or Preferred Stock, (i) stock purchase units ("Stock Purchase Units") each representing ownership of a Stock Purchase Contract and Preferred Stock, Debt Securities, debt obligations of third parties, including the United States of America or agencies or instrumentalities thereof or Preferred Securities (as defined below), securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contract, (j) guarantees ("Guarantees") on payments of periodic cash distributions and payments on liquidation, redemption or otherwise with respect to preferred securities offered from time to time by Providian Financing I, Providian Financing II, Providian Financing III, and Providian Financing IV, each a statutory business trust formed under the laws of the State of Delaware (each a "Providian Trust"), the Common Securities of which will be wholly-owned by Providian, representing undivided beneficial interests in the assets of the applicable Providian Trust ("Preferred Securities"), out of moneys held by each of the Providian Trusts or (k) other units ("Other Units"), each of which may represent any combination of the foregoing, each on terms to be determined at the time of sale (the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Units, Preferred Securities, Guarantees or Other Units are collectively referred to herein as, the "Securities"), having an aggregate initial public offering price of up to U.S.$2,000,000,000 or the equivalent thereof. The Securities are to be issued pursuant to a Registration Statement on Form S-3 ("Registration Statement") filed by Providian, Providian Financing I, Providian

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Providian Financial Corporation
June 3, 1998
Page 2

Financing II, Providian Financing III and Providian Financing IV with the Securities and Exchange Commission on June 3, 1998 under the Securities Act of 1933, as amended.

         We are familiar with proceedings to date by Providian with respect to the issuance and sale of the Securities and have examined such records, documents and matters of law as we have deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

         1. Providian is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. With respect to the Common Stock, when (a) the Board of Directors of Providian or a duly authorized committee of the Board (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Common Stock and related matters and (b) issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         3. With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a statement of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock with the Secretary of State of the State of Delaware, and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration (not less than the par value of the Preferred Stock) stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

         4. With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a statement of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock with the Secretary of State of the State of Delaware, (c) the Preferred Stock has been deposited with a bank or trust company (which meets the requirements set forth in the

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Providian Financial Corporation
June 3, 1998
Page 3

Registration Statement or any amendment or prospectus supplement relating thereto) under one or more deposit agreements (substantially in the form of the Deposit Agreement filed as Exhibit 4.18 to the Registration Statement or with such other provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement, which have been duly authorized and validly executed) and (d) Depositary Shares, evidenced by depositary receipts, are issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and in accordance with the appropriate depositary agreement, upon payment of the consideration provided for therein the Depositary Shares will be duly and validly issued, fully paid and nonassessable.

         5. With respect to the Debt Securities to be issued under the Senior Debt Indenture filed as Exhibit 4.15 to the Registration Statement, when (a) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Senior Debt Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, or upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, and the Senior Debt Indenture, the Debt Securities to be issued under the Senior Debt Indenture will be legal, valid and binding obligations of Providian, enforceable against Providian in accordance with their terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         6. With respect to the Debt Securities to be issued under the Subordinated Debt Indenture filed as Exhibit 4.19 to the Registration Statement, when (a) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Subordinated Debt Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, and the Subordinated Debt Indenture, the Debt Securities to be issued under the Subordinated Debt Indenture will be legal, valid and binding obligations of Providian, enforceable against Providian in accordance

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Providian Financial Corporation
June 3, 1998
Page 4

with their terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         7. With respect to the Common Stock Warrants and the Preferred Stock Warrants (collectively, the "Stock Warrants"), when (a) one or more agreements (incorporating the form of Standard Stock Warrant Provisions filed as Exhibit
4.16 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement,) have been duly executed and delivered by Providian and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Stock Warrants, (c) the Stock Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Stock Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, and the appropriate Third Party Warrant agreement, the Third Party Warrants will be legal, valid and binding obligations of Providian, enforceable against Providian in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         8. With respect to the Third Party Warrants, when (a) one or more agreements (incorporating the form of Standard Stock Warrant Provisions filed as Exhibit 4.16 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Providian and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Third Party Warrants, (c) the Third Party Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Third Party Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, and the appropriate Third Party Warrant agreement, the Third Party Warrants will be legal, valid and binding obligations of Providian, enforceable against Providian in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         9. With respect to the Debt Warrants, when (a) one or more agreements (incorporating the form of Debt Securities Warrant Agreement filed as Exhibit
4.17 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Providian and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Debt Warrants, (c) the Debt Warrant

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Providian Financial Corporation
June 3, 1998
Page 5

certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, and the appropriate Debt Warrant agreement, the Debt Warrants will be legal, valid and binding obligations of Providian, enforceable against Providian in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         10. With respect to the Stock Purchase Contracts, when (a) one or more agreements (incorporating the form of Stock Purchase Contract Agreement filed as Exhibit 4.21 to the Registration Statement or such other agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have duly executed and delivered by Providian and a stock purchase contract agent, (b) the Board has taken all necessary corporate action to approve the terms of the Stock Purchase Contracts, (c) the Stock Purchase Contracts have been executed and authenticated in accordance with the terms of the appropriate Stock Purchase Contract agreement and (d) the Stock Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, and the appropriate Stock Purchase Contract agreement, the Stock Purchase Contracts will be legal, valid and binding obligations of Providian, enforceable against Providian in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         11. With respect to the Stock Purchase Units, when (a) one or more agreements (incorporating the form of Stock Purchase Contract Agreement filed as Exhibit 4.21 to the Registration Statement or such other agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Providian and a stock purchase unit agent, (b) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units, (c) the Stock Purchase Units have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Stock Purchase Units have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, and the appropriate Stock Purchase Unit agreement, the Stock Purchase Units will be legal, valid and binding obligations of Providian, enforceable against Providian in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

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Providian Financial Corporation
June 3, 1998
Page 6
         12. With respect to the Guarantees, when (a) one or more agreements (incorporating the form of Preferred Securities Guarantee Agreement filed as Exhibit 4.20 to the Registration Statement) have been duly executed and delivered by Providian and a Preferred Securities Guarantee trustee, (b) the Board has taken all necessary corporate action to approve and establish the terms of the Guarantee, (c) the Preferred Securities Guarantee Agreement has been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Guarantee has been issued, and delivered in the manner and for the consideration stated in the applicable agreement, the Guarantee will be a legal, valid and binding obligation of Providian, enforceable against Providian in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

         In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by Providian with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon Providian or any restriction imposed by any court or governmental body having jurisdiction over Providian.

         We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use or our name in the related prospectus and prospectus supplement under the heading "Legal Matters."

                                          Very truly yours,


                                          Pillsbury Madison & Sutro LLP